                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                           13-5266470
                                                           (I.R.S. employer
                                                           Identification no.)

399 Park Avenue, New York, New York                        10043
(Address of principal executive office)                    (Zip Code)
                            _______________________

                           REEBOK INTERNATIONAL LTD.
              (Exact name of obligor as specified in its charter)

Massachusetts                                              04-2678061
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             Identification no.)

100 Technology Center Drive
Stoughton, Massachusetts                                   02072
(Address of Principal Executive Offices)                   (Zip Code)

                           _________________________

                                Debt Securities
                      (Title of the indenture securities)

1.    General Information.
      Furnish the following information as to the trustee:

 (a) Name and address of each examining or supervising authority to which it is subject.

      Name                                         Address
      ----                                         -------
      Comptroller of the Currency                  Washington, D.C.
      Federal Reserve Bank of New York             New York, NY
      Federal Deposit Insurance Corporation        Washington, D.C.

 (b)  Whether it is authorized to exercise corporate trust powers.

      Yes.

2.    Affiliations with Obligor.
      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

16.   List of Exhibits.

      Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

      Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

      Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

      Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

      Exhibit 5 - Not applicable.

      Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

      Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1995 - attached)

      Exhibit 8 -  Not applicable.

      Exhibit 9 -  Not applicable.

                               __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of August, 1995.



                              CITIBANK, N.A.

                              By: /s/ Carol Ng
                                 -----------------------
                                  Assistant Vice President

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                CITIBANK, N.A.

of New York in the State of New York, at the close of business on June 30, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                   ASSETS
                                           Thousands
                                           of dollars
Cash and balances due from de-
 pository institutions:
  Noninterest - bearing balances
  and currency and coin................$   7,397,000
  Interest - bearing balances..........    9,242,000
Securities:
 Held - to - maturity securities.......    4,013,000
Available - for - sale securities......   12,199,000
Federal funds sold and securities
 purchased under agreements to
 resell in domestic offices of the
 bank and of its Edge and Agree-
 ment subsidiaries and in IBFs:
 Federal funds sold....................    3,468,000
 Securities purchased under
 agreements to resell..................      519,000
Loans and leases financing receiv-
  ables:
Loans and leases, net of un-
  earned income.....$136,294,000
 LESS: Allowance for loan
  and lease losses..   4,401,000
                     -----------
Loans and leases, net of un-
 earned income, allowance,
  and reserve..........................  131,893,000
Trading assets.........................   33,328,000
Premises and fixed assets (includ-
 ing capitalized leases)...............    3,463,000
Other real estate owned................    1,299,000
Investments in unconsolidated
 subsidiaries and associated com-
 panies................................    1,039,000
Customers liability to this bank
 on acceptances outstanding............    1,408,000
Intangible assets......................       14,000
Other assets...........................    7,825,000
                                         -----------
TOTAL ASSETS...........................$ 217,107,000
                                         ===========
                   LIABILITIES
Deposits:
 In domestic offices...................$  33,302,000
  Noninterest-
   bearing..........$11,799,000
  Interest-
   bearing.........  21,503,000
                    -----------
In foreign offices, Edge and
 Agreement subsidiaries, and
 IBFs..................................  116,776,000
  Noninterest-
   bearing............8,429,000
  Interest-
   bearing..........108,347,000
                    -----------
Federal funds purchased and se-
 curities sold under agreements
 to repurchase in domestic offices
 of the bank and of its Edge and
 Agreement subsidiaries, and in
 IBFs:
  Federal funds purchased..............    1,756,000
  Securities sold under agree-
  ments to repurchase..................      675,000
Trading liabilities....................   22,079,000
Other borrowed money:
  With original maturity of one
  year or less.........................    8,224,000
  With original maturity of more
  than one year........................    4,321,000
Mortgage indebtedness and obli-
 gations under capitalized leases......      107,000
Bank's liability on acceptances ex-
 ecuted and outstanding................    1,418,000
Subordinated notes and
debentures.............................    5,700,000
Other liabilites.......................    7,752,000
                                        ------------
TOTAL LIABILITIES......................$ 202,110,000
                                        ============
          EQUITY CAPITAL
Common stock...........................$     751,000
Surplus................................    6,686,000
Undivided profits and capital re-
 serves................................    7,855,000
Net unrealized holding gains (losses)
  on available - for - sale securities.      246,000
Cumulative foreign currency
 translation adjustments...............    (541,000)
                                         -----------
TOTAL EQUITY CAPITAL...................$  14,997,000
                                         -----------
TOTAL LIABILITIES, LIMITED-
 LIFE PREFERRED STOCK, AND
 EQUITY CAPITAL........................$ 217,107,000
                                         ===========